Exhibit 99.1

COOPERATION AGREEMENT
This Cooperation Agreement (this “Agreement”) dated as of July 21, 2015 is by and between JANA Partners LLC (“JANA”) and QUALCOMM Incorporated (the “Company”).
WHEREAS, the Company and JANA have engaged in discussion concerning the Company’s business;
WHEREAS, JANA has informed the Company that it beneficially owns 28,550,816 shares of the common stock, par value $0.0001 per share, of the Company (the “Common Stock”), which represents approximately 1.8% of the issued and outstanding shares of Common Stock;
WHEREAS, the Company’s Board of Directors (the “Board”) has considered the qualifications of Mark D. McLaughlin and Anthony J. Vinciquerra (the “July 22nd Directors”); and
WHEREAS, the Company and JANA have determined to come to an agreement regarding the appointment of the July 22nd Directors and the Additional Director (as defined below) to the Board and to the subsequent nomination of the July 22nd Directors and the Additional Director at the Company’s 2016 Annual Meeting of Stockholders (the “2016 Annual Meeting”) and certain other matters as set forth herein.
NOW, THEREFORE, in consideration of and reliance upon the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:
1.Nomination of July 22nd Directors and Additional Director.
(a)The Company agrees that in accordance with the Company’s certificate of incorporation and by-laws and Delaware law, the Board shall appoint (i) each July 22nd Director to serve as a director effective concurrently with the execution of this Agreement, and (ii) one additional director selected by the Company (the “Additional Director”), who shall (A) be independent of JANA and the JANA Affiliates (as defined below), (B) have been consented to by JANA and (C) qualify as an independent director of the Company under the listing rules of the NASDAQ Stock Market (“NASDAQ”), to serve as a director effective as promptly as practicable following the execution of this Agreement. The Company shall include each July 22nd Director and the Additional Director (other than in the case of the refusal or inability of any such person to serve, in which case the Board shall include his substitute chosen in accordance with Section 1(d)) appointed to the Board pursuant to this Section 1(a) as a nominee to the Board on the slate of nominees recommended by the Board in the Company’s proxy statement and on its proxy card relating to the 2016 Annual Meeting and shall use its reasonable best efforts (which shall include the solicitation of proxies) to obtain the election of the July 22nd Directors and the Additional Director at the 2016 Annual Meeting (it being understood that such efforts shall not be less than the efforts used by the Company to obtain the election of any other independent director nominee nominated by it to serve as a director at the 2016 Annual Meeting). The Board will consider in good faith any candidates proposed by JANA as a possible Additional Director.
(b)As a condition to each July 22nd Director’s appointment to the Board and any subsequent nomination for election as a director of the Company at the 2016 Annual Meeting, JANA shall

(or shall cause the July 22nd Directors to) have provided to the Company completed D&O Questionnaires in the form provided to JANA by the Company prior to the execution of this Agreement and executed irrevocable resignations as director in the form attached hereto as Exhibit A (the “Irrevocable Resignation Letter”). As a further condition to the July 22nd Directors’ nomination for election as a director of the Company at the 2016 Annual Meeting, JANA shall (or shall cause the July 22nd Directors to), as promptly as practicable upon request of the Company, provide (i) executed consents from the July 22nd Directors to be named as a nominee in the Company’s proxy statement for the 2016 Annual Meeting and to serve as a director if so elected, in the form provided to JANA by the Company prior to the execution of this Agreement, (ii) any information required to be or customarily disclosed for all applicable directors, candidates for directors, and their affiliates and representatives in a proxy statement or other filings under applicable law or stock exchange rules or listing standards, (iii) information in connection with assessing eligibility, independence and other criteria applicable to all applicable directors or satisfying compliance and legal obligations, and (iv) such other information as reasonably requested by the Company from time to time with respect to JANA or the July 22nd Directors.
(c)At all times while serving as a member of the Board, the July 22nd Directors and the Additional Director shall comply with all policies, procedures, processes, codes, rules, standards and guidelines applicable to all non-employee Board members, including the Company’s Corporate Governance Principles and Practices, Code of Ethics, Code of Business Conduct, Political Contributions and Expenditures Policy, Conflicts of Interest and Outside Activities Policy and Insider Trading Policy, provided that no provision of any such document shall be deemed to be violated by any communication permitted by this Agreement pursuant to the last sentence of Section 2(a). The July 22nd Directors shall receive the Company’s customary new director orientation program.
(d)If, during the Standstill Period (as defined below), either July 22nd Director or both July 22nd Directors, resign (including by reason of a change in principal business occupation or position or service on additional boards), or refuse to serve, or either July 22nd Director or both July 22nd Directors are unable to serve due to death or disability, in each case provided that each such July 22nd Director is otherwise then entitled to be appointed or serve, as applicable, as a director of the Company pursuant to this Agreement, then JANA shall be entitled to designate a replacement director or directors, as applicable, who shall (A) be independent of JANA and the JANA Affiliates, (B) be reasonably acceptable to the Company, (C) qualify as an independent director of the Company under the listing rules of NASDAQ, and (D) provide the items required to be provided by the July 22nd Directors pursuant to Section 1(b), and thereafter such individual or individuals, as applicable, shall be considered to be a “July 22nd Director” or “July 22nd Directors”, as the case may be, under this Agreement. If, during the Standstill Period (as defined below), the Additional Director resigns (including by reason of a change in principal business occupation or position or service on additional boards), or refuses to serve, or the Additional Director is unable to serve due to death or disability, in each case provided that such Additional Director is otherwise then entitled to be appointed or serve, as applicable, as a director of the Company pursuant to this Agreement, then the Company shall be entitled to designate a replacement director, who shall (A) be independent of JANA and the JANA Affiliates, (B) have been consented to by JANA and (C) qualify as an independent director of the Company under the listing rules of NASDAQ, and thereafter such individual shall be considered to be the “Additional Director” under this Agreement.
(e)Notwithstanding anything to the contrary in this Agreement, the Company’s obligations under this Agreement shall terminate immediately, and the July 22nd Directors shall promptly offer to resign from the Board and any committee thereof (and, if requested by the Company, promptly deliver their written resignations to the Board (which shall provide for their immediate resignations) it being understood that it shall be in the Board’s sole discretion whether to accept or reject such resignations), and the Company shall have no further obligation with respect to the July 22nd Directors under this Section 1, if JANA ceases to comply with or breaches any of the terms of this Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by JANA of written notice from the Company specifying such material breach or failure, or, if executed, the Confidentiality Agreement (as defined below) in any material respect. In furtherance of this Section 1(e), each July 22nd Director has, concurrently with the execution of this Agreement, executed the Irrevocable Resignation Letter and delivered it to the Company.
(f)The Company agrees that in accordance with the Company’s certificate of incorporation and by-laws and Delaware law, the Board shall:
(i)have accepted the resignations of two of the current directors on the Board (the “Resigning Directors”), effective at or prior to the execution of this Agreement;
(ii)immediately prior to the selection and appointment of the Additional Director pursuant to Section 1(a), increase the size of the Board from fifteen (15) directors to sixteen (16) directors in order to facilitate the appointment of the Additional Director to fill the newly created vacancy;
(iii)nominate no more than fifteen (15) individuals for election at the 2016 Annual Meeting, including the July 22nd Directors and the Additional Director (if the July 22nd Directors and the Additional Director are so nominated pursuant to this Agreement); and
(iv)until the end of the Standstill Period, not increase the size of the Board or fill any vacancies if doing so would result in the Board having a number of members in excess of (A) fifteen (15) directors prior to the appointment of the Additional Director, (B) sixteen (16) directors following the appointment of the Additional Director and prior to the 2016 Annual Meeting or (C) fifteen (15) directors following the 2016 Annual Meeting.
(g)The Board shall appoint at least one July 22nd Director selected by JANA (or, if the Board so elects, both July 22nd Directors) to any committee of the Board, that is currently, or at any point during the Standstill Period is, designated to review or oversee strategic alternatives for the Company (including but not limited to any review of financial and structural alternatives) and shall provide the July 22nd Directors and the Additional Director the same opportunity as all other members of the Board to participate in the deliberations of the Board regarding significant matters in connection with such strategic alternatives and related matters.
(h)If so requested by JANA, the Board shall appoint at least one July 22nd Director selected by JANA to any two of the Audit Committee, the Compensation Committee or the Governance Committee, subject in each case to the agreement of the applicable July 22nd Director and the qualification requirements of each applicable committee (with such appointments to be effective no earlier than the Board’s next regularly scheduled Board meeting following such request by JANA).
(i)JANA acknowledges that the July 22nd Directors and the Additional Director shall have all of the rights and obligations, including fiduciary duties to the Company and its stockholders, of a director under applicable law and the Company’s organizational documents while such July 22nd Directors and the Additional Director are serving on the Board.

2.Standstill.
(a)JANA agrees that, during the Standstill Period (as defined below), (unless specifically requested in writing by the Company, acting through a resolution of a majority of the Company’s directors not including the July 22nd Directors or the Additional Director), it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the Securities and Exchange Commission (“SEC”) under the Exchange Act of 1934 (the “Exchange Act”) provided that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”) (collectively (with JANA) and individually, the “JANA Affiliates”), not to, directly or indirectly, in any manner, alone or in concert with others:
i.make, engage in, or in any way participate in, directly or indirectly, any “solicitation” of “proxies” (as such terms are used in the proxy rules of the SEC but without regard to the exclusion set forth in Rule 14a1(l)(2)(iv) of the Exchange Act) or consents to vote or advise, encourage or influence any person other than any JANA Affiliate with respect to the voting of any securities of the Company or any securities convertible or exchangeable into or exercisable for any such securities (collectively, “securities of the Company”) for the election of individuals to the Board or to approve stockholder proposals, or become a “participant” in any contested “solicitation” for the election of directors with respect to the Company (as such terms are defined or used under the Exchange Act), other than a “solicitation” or acting as a “participant” in support of all of the nominees of the Board at any stockholder meeting or voting its shares at any such meeting in its sole discretion (subject to compliance with this Agreement), or make or be the proponent of any stockholder proposal (pursuant to Rule 14a-8 under the Exchange Act or otherwise), except in all cases as expressly permitted by this Agreement;
ii.form, join, encourage, influence, advise or in any way participate in any “group” (as such term is defined in Section 13(d)(3) of the Exchange Act) with any persons (excluding, for the avoidance of doubt, any group composed solely of JANA and JANA Affiliates) with respect to any securities of the Company or otherwise in any manner agree, attempt, seek or propose to deposit any securities of the Company in any voting trust or similar arrangement, or subject any securities of the Company to any arrangement or agreement with respect to the voting thereof (including by granting any proxy, consent or other authority to vote), except as expressly set forth in this Agreement;
iii.acquire, offer or propose to acquire, or agree to acquire, directly or indirectly, whether by purchase, tender or exchange offer, through the acquisition of control of another person, by joining a partnership, limited partnership, syndicate or other group, through swap or hedging transactions or otherwise, any securities of the Company or any rights decoupled from the underlying securities of the Company that would result in JANA (together with the JANA Affiliates) owning, controlling or otherwise having any beneficial or other ownership interest in 4% or more of Common Stock outstanding at such time; provided, that, nothing herein will require Common Stock to be sold to the extent that JANA and the JANA Affiliates, collectively, exceed the ownership limit under this clause (iii) as the result of a share repurchase or similar Company action that reduces the number of outstanding shares of Common Stock;
iv.other than in Rule 144 open market broker sale transactions where the identity of the purchaser is not known and in underwritten widely dispersed public offerings, sell, offer or agree to sell directly or indirectly, through swap or hedging transactions or otherwise, the securities of the Company or any rights decoupled from the underlying securities of the Company held by JANA or any JANA Affiliate to any person or entity not a party to this Agreement (a “Third Party”) that, to JANA’s or the JANA Affiliate’s knowledge (after due inquiry in connection with a private, non-open market transaction, it being understood that such knowledge shall be deemed to exist with respect to any publicly available information, including information in documents filed with the SEC), would result in such Third Party, together with its affiliates and associates, owning, controlling or otherwise having any beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time or would increase the beneficial or other ownership interest of any Third Party who, together with its affiliates and associates, has a beneficial or other ownership interest in the aggregate of more than 4.9% of the shares of Common Stock outstanding at such time;
v.effect or seek to effect, offer or propose to effect, cause or participate in, or in any way assist or facilitate any other person to effect or seek, offer or propose to effect or participate in, any tender or exchange offer, merger, consolidation, acquisition, sale of all or substantially all assets, scheme of arrangement, plan of arrangement or other business combination involving the Company or any of its subsidiaries or joint ventures or any of their respective securities or a material amount of any of their respective assets or businesses (each, an “Extraordinary Transaction”), or encourage, initiate or support any other third party in any such activity; provided, however, that this clause (v) shall not preclude the tender (or action not to tender) by JANA or a JANA Affiliate of any securities of the Company into any tender or exchange offer or vote for or against any transaction by JANA or a JANA Affiliate of any securities of the Company with respect to any Extraordinary Transaction;
vi.engage in any short sale or any purchase, sale or grant of any option, warrant, convertible security, stock appreciation right, or other similar right (including any put or call option or “swap” transaction with respect to any security (other than a broad based market basket or index)) that includes, relates to or derives any significant part of its value from a decline in the market price or value of the securities of the Company;
vii.(A) call or request the calling of any meeting of stockholders, including by written consent, (B) seek representation on, or nominate any candidate to, the Board, except as set forth herein, (C) seek the removal of any member of the Board, (D) solicit consents from stockholders or otherwise act or seek to act by written consent, (E) conduct a referendum of stockholders, (F) present at any annual meeting or any special meeting of the Company’s stockholders, or (G) make a request for any stockholder list or other Company books and records, whether pursuant to Section 220 of the DGCL or otherwise;
viii.except as set forth herein, take any action in support of or make any proposal or request that constitutes: (A) controlling, changing or influencing the Board or management of the Company, including any plans or proposals to change the number or term of directors or to fill any vacancies on the Board; (B) any material change in the capitalization, stock repurchase programs and practices, capital allocation programs and practices or dividend policy of the Company; (C) any other material change in the Company’s management, business or corporate structure; (D) seeking to have the Company waive or make amendments or modifications to the Company’s certificate of incorporation or the by-laws, or other actions, that may impede or facilitate the acquisition of control of the Company by any person; (E) causing a class of securities of the Company to be delisted from, or to cease to be authorized to be quoted on, any securities exchange; or (F) causing a class of securities of the Company to become eligible for termination of registration pursuant to Section 12(g)(4) of the Exchange Act;
ix.make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders the Company or Affiliates thereof or any of their respective current or former officers, directors or employees, provided that JANA will, subject to the Confidentiality Agreement if executed, be permitted to make objective statements that reflect JANA’s view, as a shareholder, with respect to factual matters concerning specific acts or determinations of the Company occurring after the date of this Agreement;
x.make any public disclosure, announcement or statement regarding any intent, purpose, plan or proposal with respect to the Board, the Company, its management, policies or affairs, any of its securities or assets or this Agreement that is inconsistent with the provisions of this Agreement;
xi.enter into any discussions, negotiations, agreements or understandings with any Third Party to take any action with respect to any of the foregoing, or advise, assist, knowingly encourage or seek to persuade any Third Party to take any action or make any statement with respect to any of the foregoing, or otherwise take or cause any action or make any statement inconsistent with any of the foregoing;
xii.institute, solicit, assist or join, as a party, any litigation, arbitration or other proceedings against or involving the Company or any of its current or former directors or officers (including derivative actions), other than an action to enforce the provisions of this Agreement instituted in accordance with and subject to Section 8; or
xiii.request, directly or indirectly, any amendment or waiver of the foregoing.
The foregoing provisions of this Section 2(a) shall not be deemed to prohibit (and the documents referenced in Section 1(c) including Section I of the Company’s Corporate Governance Principles and Practices shall not prohibit) JANA or its directors, officers, partners, employees, members or agents (acting in such capacity) (“Representatives”) from communicating privately regarding or privately advocating for or against any of the matters described in this Section 2(a) with, or from privately requesting a waiver of any of the foregoing provisions of this Section 2(a) from, the Company’s directors or officers, so long as such communications or requests are in accordance with the Confidentiality Agreement, if executed, and are not intended to, and would not reasonably be expected to, require any public disclosure of such communications or requests.
(b)The Company agrees that, during the Standstill Period it shall not, and shall cause each of its Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated by the SEC under the Exchange Act provided that the term “Associates” in such definition shall be deemed to be preceded by the word “controlled”), not to, directly or indirectly, in any manner, alone or in concert with others, make or cause to be made, or in any way encourage any other person to make or cause to be made, any public statement or announcement, including in any document or report filed with or furnished to the SEC or through the press, media, analysts or other persons, that constitutes an ad hominem attack on, or otherwise disparages, defames or slanders JANA or the JANA Affiliates or any of their respective current or former Representatives, provided that the Company will be permitted to make objective statements that reflect the Company’s view with respect to factual matters concerning specific acts or determinations of JANA occurring after the date of this Agreement.
(c)For purposes of this Agreement the terms “person” or “persons” shall mean any individual, corporation (including not-for-profit), general or limited partnership, limited liability or unlimited liability company, joint venture, estate, trust, association, organization or other entity of any kind or nature.
(d)For purposes of this Agreement the term “Standstill Period” means the period commencing on the date hereof and ending on the date that is the earlier of (A) the date that is 30 days prior to the expiration of the Company’s advance notice period for the nomination of directors at the Company’s 2017 Annual Meeting of Stockholders and (B) a material breach by the Company of its obligations under this Agreement which is not cured within 15 days after receipt by the Company of written notice from JANA specifying the material breach.
3.Voting Agreement. During the Standstill Period, JANA shall cause all shares of Common Stock beneficially owned, directly or indirectly, by it, or by any JANA Affiliate, to be present for quorum purposes and to be voted, at any annual or special meeting of stockholders (and at any adjournments or postponements thereof), and further agrees that at such meetings it and they shall vote in favor of the July 22nd Directors, the Additional Director and all current directors as of the date of this Agreement nominated by the Board for election at such meetings and further agrees that at such meetings it and they shall vote in accordance with the Board’s recommendations with respect to any other proposal or business that may be the subject of stockholder action at such meetings; provided, however, that, notwithstanding anything herein to the contrary, with respect to (a) a proposal to authorize or approve an Extraordinary Transaction, (b) matters related to the implementation of takeover defenses, or (c) new or amended incentive compensation plans submitted for shareholder approval, JANA and the JANA Affiliates may vote their shares of Common Stock beneficially owned, directly or indirectly, in the sole discretion of JANA or the JANA Affiliate, as applicable.
4.Representations of the Company. The Company represents and warrants to JANA as follows: (a) the Company has the power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; and (b) this Agreement has been duly and validly authorized, executed and delivered by the Company, constitutes a valid and binding obligation and agreement of the Company and is enforceable against the Company in accordance with its terms.
5.Representations of JANA. JANA represents and warrants to the Company as follows: (a) JANA is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has the requisite power and authority to execute, deliver and carry out the terms and provisions of this Agreement and to consummate the transactions contemplated hereby; (b) this Agreement has been duly and validly authorized, executed and delivered by JANA, constitutes a valid and binding obligation and agreement of JANA and is enforceable against JANA in accordance with its terms; and (c) JANA, together with the JANA Affiliates, beneficially own, directly or indirectly, an aggregate of 28,550,816 shares of Common Stock and such shares of Common Stock constitute all of the Common Stock beneficially owned by JANA and the JANA Affiliates or in which JANA or the JANA Affiliates have any interest or right to acquire or vote, whether through derivative securities, voting agreements or otherwise.
6.Public Announcement.

(a)JANA and the Company shall announce this Agreement by means of a joint press release in the form attached hereto as Exhibit B (the “Press Release”) no later than the earlier of (i) the public release of the Company’s second quarter earnings for the second quarter of 2015 and (ii) 5:00 p.m., New York City time, on July 22, 2015.
(b)The Company shall promptly prepare and file a Form 8-K reporting entry into this Agreement and appending or incorporating by reference this Agreement and the Press Release as exhibits thereto.
(c)None of JANA, the JANA Affiliates, the July 22nd Directors or the Additional Director shall issue a press release in connection with this Agreement or the actions contemplated hereby.
7.Confidentiality Agreement. The parties hereby agree that, notwithstanding any other provision of this Agreement to the contrary, if so requested by either party and agreed to by the other, JANA may be provided confidential information in accordance with and subject to the terms of a confidentiality agreement in a form to be agreed between the parties (the “Confidentiality Agreement”). JANA acknowledges and agrees that (a) until such time as the Confidentiality Agreement becomes effective, neither JANA nor any of the JANA Affiliates will request to receive (other as set forth in the previous sentence in connection with a request to enter into the Confidentiality Agreement), or knowingly and willingly accept, any confidential information concerning the Company, its subsidiaries or their respective businesses and (b) non-public materials provided to the Board and communications relating thereto shall be deemed confidential information.
8.Miscellaneous. The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that such damage would not be adequately compensable in monetary damages. Accordingly, the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Agreement, to enforce specifically the terms and provisions of this Agreement exclusively in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court sitting in the State of Delaware, and to require the resignation of the July 22nd Directors from the Board following a material breach by such July 22nd Director and/or JANA of its or their respective obligations (assuming for this purpose that the July 22nd Directors are party to this Agreement) if such material breach, if capable of being cured, has not been cured within 15 days after receipt by JANA of written notice from the Company specifying such material breach, in addition to any other remedies at law or in equity, and each party agrees it will not take any action, directly or indirectly, in opposition to another party seeking or obtaining such relief. Each of the parties hereto agrees to waive any bonding requirement under any applicable law, in the case any other party seeks to enforce the terms by way of equitable relief. Furthermore, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of the Court of Chancery of the State of Delaware and the federal and other state courts sitting in the State of Delaware in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it shall not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that it shall not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than such federal or state courts of the State of Delaware, and each of the parties irrevocably waives the right to trial by jury, and (d) each of the parties irrevocably consents to service of process by a reputable overnight mail delivery service, signature requested, to the address set forth in Section 11 hereof or as otherwise provided by applicable law. THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING VALIDITY, INTERPRETATION AND EFFECT, BY THE LAWS OF THE STATE OF DELAWARE APPLICABLE TO CONTRACTS EXECUTED AND TO BE PERFORMED WHOLLY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY

CONFLICT OR CHOICE OF LAW PRINCIPLES THAT MAY RESULT IN THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.
9.Expenses. All attorneys’ fees, costs and expenses incurred in connection with this Agreement and all matters related hereto will be paid by the party incurring such fees, costs or expenses.
10.Entire Agreement; Amendment. This Agreement and the Irrevocable Resignation Letters contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersede any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof. This Agreement may be amended only by an agreement in writing executed by the parties hereto, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective. No failure or delay by a party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.
11.Notices. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be in writing and shall be deemed validly given, made or served, when actually received during normal business hours at the address specified in this subsection:

if to the Company:	QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121
Attention: Donald J. Rosenberg
With a copy (which shall not constitute notice) to:
Cravath, Swaine & Moore LLP
Worldwide Plaza
825 Eighth Avenue
New York, New York 10019
Attention: Scott A. Barshay
Damien R. Zoubek

if to JANA:	JANA Partners LLC
767 Fifth Avenue, 8th Floor
New York, NY 10153
Attention: Legal Department
With a copy (which shall not constitute notice) to:
Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Eleazer Klein
Marc Weingarten

12.Severability. If at any time subsequent to the date hereof, any provision of this Agreement shall be held by any court of competent jurisdiction to be illegal, void or unenforceable, such provision shall be of no force and effect, but the illegality or unenforceability of such provision shall have no effect upon the legality or enforceability of any other provision of this Agreement.
13.Termination. This Agreement shall terminate upon the expiry of the Standstill Period.
14.Counterparts. This Agreement may be executed in two or more counterparts either manually or by electronic or digital signature (including by email transmission), each of which shall be deemed to be an original and all of which together shall constitute a single binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.
15.No Third Party Beneficiaries; Assignment. This Agreement is solely for the benefit of the parties hereto and is not binding upon (other than successors to the parties hereto) or enforceable by any other persons. No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, and any assignment in contravention hereof shall be null and void. Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties hereto, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party.
16.Interpretation and Construction. When a reference is made in this Agreement to a Section, such reference shall be to a Section of this Agreement, unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” and “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” shall be construed to have the same meaning as the word “shall.” The words “dates hereof” will refer to the date of this Agreement. The word “or” is not exclusive. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms. Any agreement, instrument, law, rule or statute defined or referred to herein means, unless otherwise indicated, such agreement, instrument, law, rule or statute as from time to time amended, modified or supplemented. Each of the parties hereto acknowledges that it has been represented by counsel of its choice throughout all negotiations that have preceded the execution of this Agreement, and that it has executed the same with the advice of said independent counsel. Each party cooperated and participated in the drafting and preparation of this Agreement and the documents referred to herein, and any and all drafts relating thereto exchanged among the parties shall be deemed the work product of all of the parties and may not be construed against any party by reason of its drafting or preparation. Accordingly, any rule of law or any legal decision that would require interpretation of any ambiguities in this Agreement against any party that drafted or prepared it is of no application and is hereby expressly waived by each of the parties hereto, and any controversy over interpretations of this Agreement shall be decided without regards to events of drafting or preparation.
[Signature Pages Follow]

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, or caused the same to be executed by its duly authorized representative as of the date first above written.

QUALCOMM INCORPORATED
by
/s/ Donald J. Rosenberg
Name: Donald J. Rosenberg
Title: Executive Vice President, General Counsel and Corporate Secretary

JANA PARTNERS LLC
by
/s/ Charles Penner
Name: Charles Penner
Title: Partner and Chief Legal Officer

EXHIBIT A
FORM OF IRREVOCABLE RESIGNATION
OF THE JULY 22nd DIRECTOR
July [_], 2015
Attention: Board of Directors
QUALCOMM Incorporated
5775 Morehouse Drive
San Diego, CA 92121
Re: Resignation
Ladies and Gentlemen:
This irrevocable resignation is delivered pursuant to Section 1(b) and 1(e) of the Cooperation Agreement, dated as of July [_], 2015 (the “Agreement”), by and between QUALCOMM Incorporated and JANA Partners LLC. Capitalized terms used herein but not defined shall have the meaning set forth in the Agreement. Effective only upon, and subject to, such time as JANA ceases to comply with or breaches any of the terms of the Agreement in any material respect and, if capable of being cured, such material breach or failure has not been cured within 15 days after receipt by JANA of written notice from the Company specifying the material breach or failure, or if executed, the Confidentiality Agreement in any material respect, I hereby resign from my position as a director of the Company and from any and all committees of the Board on which I serve.

[Signature Page Follows]

A- 1

This resignation may not be withdrawn by me at any time during which it is effective.
Sincerely,

By:
Name:

A- 2

EXHIBIT B
PRESS RELEASE

CONFIDENTIAL DISCUSSION DRAFT

NOT FOR RELEASE

Qualcomm Contacts:
Emily Kilpatrick
Corporate Communications
Phone: 1-858-845-5959
email: corpcomm@qualcomm.com

Warren Kneeshaw
Vice President, Investor Relations
Phone: 1-858-658-4813
e-mail: ir@qualcomm.com

Qualcomm Announces Strategic Realignment Plan

-Taking Aggressive Actions to Improve Performance-

-Plan Designed to Right-Size Cost Structure and Increase QCT Margins-

-Will Examine Financial and Structural Alternatives to Create Stockholder
Value and Position the Company for Future Growth-

-Plan Endorsed by JANA Partners, a Significant Qualcomm Stockholder-

SAN DIEGO - July 22, 2015 - Qualcomm Incorporated (NASDAQ: QCOM) today announced it has initiated a Strategic Realignment Plan designed to improve execution, enhance financial performance and drive profitable growth as the Company works to create sustainable long-term value for stockholders. The Company also announced that it has entered into an agreement with JANA Partners pursuant to which Mark McLaughlin and Tony Vinciquerra have been added to the Board of Directors and a third director to be selected by the Company and consented to by JANA will be added promptly.

The core elements of the new plan include:

•
Aggressively right-sizing the cost structure by eliminating approximately $1.4 billion in spending, including an approximately $300 million reduction in annual share-based compensation grants; Company expects to achieve this run-rate by the end of fiscal year 2016

•	Reviewing alternatives to the Company’s corporate and financial structure

•	Reaffirming the Company’s plan to return significant capital to stockholders

•	Adding new Directors with complementary skills while reducing the average tenure of the Board of Directors

•	Further aligning executive compensation with performance, including returns on investment

•	Disciplined investment in areas that further Qualcomm’s leadership positions, build upon the Company’s core technologies and capabilities and offer attractive growth opportunities and returns

“We are making fundamental changes to position Qualcomm for improved execution, financial and operating performance,” said Steve Mollenkopf, CEO of Qualcomm Incorporated. “We are right-sizing

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our cost structure and focusing our investments around the highest return opportunities while reaffirming our intent to return significant capital to stockholders and refreshing our Board of Directors. Importantly, our Strategic Realignment Plan is designed to drive meaningful change in the near term - without jeopardizing our ability to retain and build upon our technology leadership position and create long-term value for our stockholders.”

Barry Rosenstein, managing partner of JANA Partners, commented, “We support the bold steps the Board and management are pursuing to enhance stockholder value and are pleased to have worked constructively with them in this endeavor.”

The details of the Qualcomm Strategic Realignment Plan are as follows:

1.
Aggressively right-sizing the cost structure to deliver profitable growth. Qualcomm is implementing a comprehensive cost reduction action to reduce annual costs from its fiscal 2015 levels of $7.3 billion (adjusted for variable compensation) by approximately $1.1 billion through a series of targeted reductions that will not jeopardize the Company’s growth objectives or core technology roadmap. These cost initiatives include reductions in headcount and temporary workforce, streamlining the engineering organization, reducing the number of offices and increasing the mix of resources in lower-cost regions. The Company is also reducing annual share-based compensation grants by approximately $300 million. While these specific cost initiatives are expected to be fully implemented by the end of fiscal year 2016, the Company will continue to examine its cost structure for additional efficiencies that enhance profitability without sacrificing its future growth potential.

2.
Initiating new review of financial and structural alternatives available to create stockholder value. In light of recent industry developments and other elements of the Strategic Realignment Plan, Qualcomm’s Board and management, with the assistance of outside financial advisors, are conducting a review of the Company’s corporate structure (including possible business separation alternatives), capital return opportunities and other potential strategic and financial alternatives available to the Company to create stockholder value. The Company does not expect to publicly comment on this review prior to its completion, which is expected to occur by the end of the calendar year.

3.
Reaffirming intent to return significant capital to stockholders. A strong balance sheet and regulatory resolution in China have provided Qualcomm the flexibility to significantly increase its capital returns to stockholders and execute the largest capital returns program in Company history. Qualcomm is committed to continuing to return a minimum of 75% of free cash flow to stockholders through dividends and repurchases going forward, in addition to the previously announced $10 billion stock repurchase program to be completed by March 2016. Changes to the capital return program will be considered as part of the Board and management’s review of financial and structural alternatives.

4.
Adding new Directors with complementary skill sets while reducing the average tenure of the Board of Directors. Mark McLaughlin and Tony Vinciquerra have been added to the Board and the Company plans to appoint one additional independent director. These directors bring skills and perspectives that will be helpful to the Company as it implements its Strategic Realignment Plan. The Company is also reducing the average tenure of the Board of Directors. General Brent

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Scowcroft and Duane Nelles have retired from the Board. Sir Donald Cruickshank had previously informed the Company that he will not stand for re-election to the Board in 2016. Raymond Dittamore has advised the Company that, assuming he is re-elected to the Board at the Company’s 2016 Annual Meeting of Stockholders, he does not intend to stand for re-election in 2017.

5.
Further aligning executive compensation with performance and stockholder return objectives. The Board plans to change Qualcomm’s executive compensation program by adding an additional returns-based metric for performance-based equity awards and taking share-based compensation provided to the Company’s executives and other employees into account when calculating earnings per share for use in determining executives’ annual cash bonuses.

6.
Disciplined investment to further leadership positions and drive growth while delivering attractive returns. The Company intends to focus its investments in technologies that scale across core smartphone and adjacent growth opportunities, such as in its leading modem and other differentiated technologies. Qualcomm is reducing its investments outside of QTL and QCT and will focus these investments around the highest-return opportunities, including data centers, small cells and certain IoE verticals.

“Qualcomm has been and will continue to be the industry leader in mobile technologies,” said Mr. Mollenkopf. “We have tremendous advantages and IP leadership, and we are very well positioned to capitalize on the significant long-term opportunities before us as mobile computing dramatically expands beyond the smartphone. The actions we are taking today are designed to ensure that we are properly structured to seize these opportunities while delivering improved near-term performance. I have great confidence in our employees and our ability to implement this new plan and I look forward to providing our stockholders with quarterly updates on our progress.”

“On behalf of the Company and the entire Qualcomm Board, I want to sincerely thank Brent and Duane for their dedication to the Company, service to stockholders and substantial contributions to the growth and success of Qualcomm as it has generated significant shareholder returns during their tenure,” said Dr. Paul Jacobs, Executive Chairman of Qualcomm Incorporated. “We welcome Mark and Tony to the Board.” Dr. Jacobs further added, “The comprehensive set of initiatives that we have unveiled today is aimed at enhancing stockholder value and driving growth as we position Qualcomm for continued success in the future.”

In connection with the appointments of Messrs. McLaughlin and Vinciquerra, Qualcomm Incorporated and JANA Partners have entered into a cooperation agreement, which will be filed with the Securities and Exchange Commission by the Company.

The Company will discuss the Strategic Realignment Plan during its fiscal third quarter results conference call today at 1:45pm Pacific Time. The accompanying slides can be found at http://investor.qualcomm.com/results.cfm.

Biographical information for Mark D. McLaughlin and Tony Vinciquerra
Mark D. McLaughlin is Chairman, President and Chief Executive Officer of Palo Alto Networks. He joined the company as President and Chief Executive Officer in August of 2011 and became Chairman

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of the Board in 2012. He previously served as President and Chief Executive Officer of Verisign, where he held a number of key positions from 2000 to 2007. Prior to Verisign, he was the Vice President of Sales and Business Development for Signio, a leading Internet payment company, and was instrumental in driving the acquisition of Signio by Verisign in 1999. Before joining Signio, he was the Vice President of Business Development for Gemplus, the world’s leading smart-card company, and served as General Counsel of Caere Corporation. Earlier in his career, he practiced law as an attorney with Cooley Godward Kronish LLP. President Barack Obama appointed Mr. McLaughlin to serve on the National Security Telecommunications Advisory Committee (NSTAC) in January 2011 and to the position of Chairman of the NSTAC in 2014. Mr. McLaughlin currently serves on the Board of Directors for Opower.

Anthony J. “Tony” Vinciquerra is Senior Advisor to Texas Pacific Group in the Technology, Media and Telecom sectors, where he advises TPG on acquisitions and operations. Previously, he was Chairman and Chief Executive Officer of Fox Networks Group, the largest and most profitable operating unit of News Corporation. Prior to joining Fox, he was Executive Vice President and Chief Operating Officer of Hearst-Argyle Television. Earlier in his career, he held senior leadership positions at CBS’s television station group and at local television CBS affiliates in the Northeast. Tony currently serves on the Board of Directors of companies including Univision Communications, Inc. and DirecTV. Tony previously served as Lead Independent Director of Motorola Mobility and as a director of its predecessor company Motorola.

About Qualcomm
Qualcomm Incorporated (NASDAQ: QCOM) is a world leader in 3G, 4G and next-generation wireless technologies. Qualcomm Incorporated includes Qualcomm’s licensing business, QTL, and the vast majority of its patent portfolio. Qualcomm Technologies, Inc., a wholly-owned subsidiary of Qualcomm Incorporated, operates, along with its subsidiaries, substantially all of Qualcomm’s engineering, research and development functions, and substantially all of its products and services businesses, including its semiconductor business, QCT. For more than 30 years, Qualcomm ideas and inventions have driven the evolution of digital communications, linking people everywhere more closely to information, entertainment and each other. For more information, visit Qualcomm’s website, OnQ blog, Twitter and Facebook pages.

Note Regarding Forward-Looking Statements
In addition to the historical information contained herein, this news release contains forward-looking statements that are inherently subject to risks and uncertainties, including but not limited to statements regarding our Strategic Realignment Plan and the goals, expectations, execution and elements of that plan, including aggressively right-sizing our cost structure, reviewing alternatives to our corporate and financial structure, reaffirming our plan to return significant capital to stockholders, adding new Directors with complementary skills while reducing the average tenure of the Board of Directors, further aligning executive compensation with performance, disciplined investment in areas that further our leadership positions and build upon our core technologies and capabilities and offer attractive growth opportunities and returns; our expectation that we will continue to be the industry leader in mobile technologies; and our being very well positioned to capitalize on the significant long-term opportunities before us. Forward-looking statements are generally identified by words such as “estimates,” “guidance,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks” and similar expressions. Actual results may differ materially from those referred to in the forward-looking statements due to a number of important factors, including but not limited to risks associated with our

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ability to successfully execute our Strategic Realignment Plan, including our ability to achieve anticipated cost savings in anticipated timeframes, and to improve our operations and business and financial results; commercial network deployments, expansions and upgrades of CDMA, OFDMA and other communications technologies, our customers’ and licensees’ sales of products and services based on these technologies and our ability to drive our customers’ demand for our products and services; competition in an environment of rapid technological change; our dependence on a small number of customers and licensees; the continued and future success of our licensing programs; attacks on our licensing business model, including current and future legal proceedings or actions of governmental or quasi-governmental bodies or standards or industry organizations; the enforcement and protection of our intellectual property rights; government regulations and policies, or adverse rulings in enforcement or other proceedings; the commercial success of our new technologies, products and services; the execution of our Strategic Realignment Plan; claims by third parties that we infringe their intellectual property; acquisitions, strategic transactions and investments; our dependence on a limited number of third-party suppliers; our stock price and earnings volatility; risks associated with our indebtedness; our ability to attract and retain qualified employees; global economic conditions that impact the mobile communications industry; foreign currency fluctuations and failures in our products or services or in the products or services of our customers or licensees, including those resulting from security vulnerabilities, defects or errors. These and other risks are set forth in the Company’s Quarterly Report on Form 10-Q for the third quarter ended June 28, 2015 filed with the SEC. Our reports filed with the SEC are available on our website at www.qualcomm.com. We undertake no obligation to update, or continue to provide information with respect to, any forward-looking statement or risk factor, whether as a result of new information, future events or otherwise.

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